Exhibit 99.1

United States Diesel-Heating Oil Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(570,523)
Unrealized Gain (Loss) on Market Value of Futures	801,746
Dividend Income	301
Interest Income	1,147
Total Income (Loss)	$232,671

Expenses
General Partner Management Fees	$2,854
Professional Fees	8,848
Brokerage Commissions	616
Non-interested Directors' Fees and Expenses	31
Prepaid Insurance Expense	13
NYMEX License Fee	71
SEC & FINRA Registration Expense	600
Total Expenses	13,033
Expense Waiver	(9,466)
Net Expenses	$3,567
Net Income (Loss)	$229,104

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 11/1/16	$5,984,541
Net Income (Loss)	229,104

Net Asset Value End of Month	$6,213,645
Net Asset Value Per Share (400,000 Shares)	$15.53

To the Limited Partners of United States Diesel-Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Diesel-Heating Oil Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612